Exhibit 99.1

Canada Southern Petroleum Ltd.

News Release

CANADA SOUTHERN PETROLEUM LTD. ANNOUNCES DIRECTOR NOMINEE FOR ANNUAL MEETING; FILES DEFINITIVE PROXY STATEMENT

CALGARY, Alberta, April 29, 2004 -- Canada Southern Petroleum Ltd. (NASDAQ/Pacific: CSPLF; Toronto/Boston: CSW) today reported that the Board of Directors has nominated Mr. John W. A. McDonald, the Company’s newly appointed President and Chief Executive Officer and a highly experienced Canadian energy executive, for election by the shareholders to the Board of Directors to replace Mr. Timothy L. Largay, a director since 1997, whose term is expiring and who is not standing for re-election.

A Company spokesman said “John McDonald is an accomplished executive with more than 30 years of professional experience in the energy industry in Western Canada.  If elected, he would bring to the Board extensive knowledge and experience on matters which are critical to the future success of the Company.  We are very pleased he has agreed to be nominated and look forward to working with such a talented executive.”

Mr. McDonald joined the Company, effective April 1, 2004, from AltaGas Services Inc. where he most recently was in charge of that company’s exploration and production subsidiary.  From 1989 until joining AltaGas in 1994, he held vice president positions in operations, supply and marketing for Western Gas Marketing Limited, a subsidiary of TransCanada Pipelines Limited. A more extensive summary of Mr. McDonald’s experience will be included in the Company’s proxy materials for the Annual General Meeting, which will be mailed on or about May 16, 2004 to shareholders of record on April 27, 2004.

This announcement is not a proxy statement, nor is it a solicitation of any proxies from the Company’s shareholders.  The Company’s definitive proxy statement has been filed today with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (“SEDAR”).  This document may be obtained at the SEC’s website address of www.sec.gov or at www.sedar.com.  A link to the Company’s SEC filings can also be found on the Company website address of www.cansopet.com.  The Company strongly advises all shareholders to read its definitive proxy materials and other relevant documents, when such become available after mailing on or about May 16, 2004.  These materials will contain important information that all shareholders should consider carefully before making any decisions about the proposals that the Company will be asking shareholders to approve at the 2004 Annual General Meeting.

Canada Southern Petroleum Ltd. is an independent energy company based in Calgary, Alberta, Canada. The Company is engaged in oil and gas exploration and development, with its primary interests in producing properties in the Yukon Territory and British Columbia, Canada. The Company’s limited voting shares are traded on the NASDAQ SmallCap Market and the Pacific Exchange Inc. under the symbol “CSPLF,” and on the Boston Stock Exchange and the Toronto Stock Exchange under the symbol “CSW.”  The Company has 14,417,770 shares outstanding.

Any statements in this release that are not historical in nature are intended to be, and are hereby identified as "forward-looking statements" for purposes of the "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Among these risks and uncertainties are uncertainties as to the costs, pricing and production levels from the properties in which the Company has interests, the extent of the recoverable reserves at those properties, and the significant costs associated with the exploration and development of the properties in which the Company has interests, particularly the Kotaneelee field. The Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact: Randy Denecky, Chief Financial Officer, at (403) 269-7741.